Exhibit 99_4

Dear Valued Depositor:

We are pleased to announce that the Boards of Directors of Cullman Savings Bank, Cullman Bancorp, Inc. and Cullman Savings Bank, MHC have voted unanimously in favor of a plan of conversion and reorganization (the “Plan”) whereby Cullman Savings Bank, MHC will convert from the mutual holding company form to the full stock form of organization. We are converting to, among other things, transition to a more familiar and flexible organizational structure that will better support our long-term growth. Also, to further our commitment to our local community, we intend to make a contribution of shares of common stock and cash to a new charitable foundation that we intend to establish as part of the conversion and stock offering. Enclosed you will find a Prospectus, a Proxy Statement, a Stock Order Form and a Questions and Answers Brochure describing the proxy vote, the offering and the Plan.

THE PROXY VOTE

Your vote is extremely important for us to meet our goals. We must receive approval of our depositors to implement the Plan and contribute to the new charitable foundation. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING ‘‘AGAINST’’ THE PLAN AND ‘‘AGAINST’’ THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Cullman Savings Bank. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote ‘‘FOR’’ the approval of the Plan and “FOR” the approval of the contribution to the charitable foundation.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.

•

There will be no change to balances, interest rates or other terms of your accounts at Cullman Savings Bank as a result of the conversion. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same Board of Directors, management and staff.

•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING

As an eligible depositor of Cullman Savings Bank, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed Prospectus and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to our Stock Information Center, which is located at Cullman Savings Bank’s main office located at 316 Second Avenue, SW, Cullman, Alabama, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:30 p.m., Central Time, on [June     , 2021]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Cullman Savings Bank customer.

Sincerely,

John A. Riley, III

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [1-(XXX) XXX-XXXX],

from 10:00 a.m. to 4:30 p.m., Central Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Cullman Bancorp, Inc., newly formed to become the parent holding company of Cullman Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on January 31, 2020 or March 31, 2021 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed Prospectus and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to our Stock Information Center, which is located at Cullman Savings Bank’s main office located at 316 Second Avenue, SW, Cullman, Alabama, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:30 p.m. Central Time, on [June     , 2021]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Cullman Bancorp, Inc. stockholder.

Sincerely,

John A. Riley, III

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [1-(XXX) XXX-XXXX],

from 10:00 a.m. to 4:30 p.m. Central Time, Monday through Friday, except bank holidays.

F

Dear Interested Investor:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Conversion and Reorganization, our organization will convert from the mutual holding company form of organization to the stock holding company form of organization. To accomplish the conversion, Cullman Bancorp, Inc., newly formed to become the parent company of Cullman Savings Bank, is offering shares of its common stock. Enclosed you will find a Prospectus, a Stock Order Form and a Questions and Answers Brochure describing the conversion and offering.

The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed Prospectus and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to our Stock Information Center, which is located at Cullman Savings Bank’s main office located at 316 Second Avenue, SW, Cullman, Alabama, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 4:30 p.m. Central Time, on [June     , 2021]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a Cullman Bancorp, Inc. stockholder.

Sincerely,

John A. Riley, III

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center at [1-(XXX) XXX-XXXX],

from 10:00 a.m. to 4:30 p.m. Central Time, Monday through Friday, except bank holidays.

C

To Customers and Friends of Cullman Savings Bank

Raymond James & Associates, Inc., a member of the Financial Industry Regulatory Authority, has been hired by Cullman Savings Bank, MHC and Cullman Savings Bank to assist them in reorganizing from the mutual holding company to the stock holding company form of organization. As a part of the reorganization, Cullman Bancorp, Inc., the newly formed stock holding company for Cullman Savings Bank, is conducting an offering of shares of its common stock. Raymond James & Associates, Inc. is not affiliated with Cullman Savings Bank, MHC, Cullman Savings Bank, or Cullman Bancorp, Inc.

At the request of Cullman Bancorp, Inc., we are enclosing materials explaining the reorganization and common stock offering. Please read the enclosed prospectus carefully for a complete description of the stock offering, including the section titled “Risk Factors.” Cullman Bancorp, Inc. has asked us to forward the Prospectus and accompanying documents to you in view of certain requirements of the securities laws in your state.

If you have questions regarding the reorganization and the stock offering, please call the Stock Information Center, toll free, at [(XXX) XXX-XXXX], Monday through Friday, 10:00 a.m. – 4:30 p.m., Central Time, except bank holidays.

Sincerely,

Raymond James & Associates, Inc.

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

A PROXY CARD

REQUIRING YOUR PROMPT ATTENTION.

IF YOU RECEIVE MORE THAN ONE PACKAGE,

EVERY PROXY CARD REPRESENTS DIFFERENT

ACCOUNT TYPES AND/OR RELATIONSHIPS AND IS UNIQUE.

PLEASE VOTE EACH CARD.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

Questions and Answers

About Our Plan of Conversion and

Reorganization and Related Stock Offering

This pamphlet answers questions about our plan of conversion and reorganization and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the plan of conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the plan of conversion and reorganization?

A.

Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public mutual holding company form of organization to the fully public stock holding company form of organization. Cullman Savings Bank, MHC owns 57.3% of the common stock of Cullman Bancorp, Inc. (“Cullman Bancorp”). The remaining 42.7% of the common stock is owned by public stockholders. Shares of common stock of Cullman Bancorp representing the ownership interest of Cullman Savings Bank, MHC are currently being offered for sale.

At the completion of the conversion, public stockholders of existing shares of Cullman Bancorp will exchange their shares of common stock for newly issued shares of common stock of a new Maryland corporation, also named Cullman Bancorp, Inc. (“New Cullman”) maintaining their approximate percentage ownership in our organization immediately prior to the conversion, as adjusted for assets (other than shares of Cullman Bancorp common stock) held by Cullman Savings Bank, MHC.

At the completion of the conversion, 100% of the common stock of New Cullman will be owned by public stockholders . Cullman Savings Bank, MHC’s shares of Cullman Bancorp will be cancelled, and Cullman Savings Bank, MHC will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.

Our primary reasons for the conversion and offering are to improve the trading liquidity of our shares of common stock and to transition Cullman Savings Bank to a more familiar and flexible holding company structure.

Q.	What is the Charitable Foundation and why is it being established?

A.

To further our commitment to our local community, we intend to make a contribution of shares of common stock and cash to a new charitable foundation that we intend to establish as part of the conversion and stock offering. The new charitable foundation will be dedicated to supporting charitable causes and community development activities in the communities in which we operate. Assuming we receive all required approvals, we intend to contribute shares of common stock equal to 2% of the shares to be outstanding following the completion of the conversion and offering and $100,000 in cash to the charitable foundation.

Q.	Will customers notice any change in the day-to-day activities of Cullman Savings Bank as a result of the conversion and offering?

A.

No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the conversion.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.

No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

THE PROXY VOTE

Although we have received regulatory approval, the Plan and the contribution to the charitable foundation are also subject to approval by stockholders and eligible depositors.

Q.	Why should I vote “FOR” the Plan and the contribution to the charitable foundation?

A.

Your vote “For” the approval of the Plan and the approval of the contribution to the charitable foundation are extremely important to us. Our Board of Directors has determined that the conversion and reorganization is in the best interests of the Bank, our members, and the communities we serve. In addition, the establishment and funding of the charitable foundation present us with a rare opportunity to provide a substantial and continuing benefit to the communities we serve. The Plan cannot be implemented, and the contribution to the charitable foundation cannot be made, without depositor approval.

Q.	Who is eligible to vote on the Plan and the contribution to the charitable foundation?

A.

Cullman Savings Bank depositors as of the close of business on April 30, 2021 are entitled to vote (provided that they continue to be depositors as of [June     , 2021], which is the date of the Special Meeting).

Q.	What happens if I don’t vote?

A.

Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting against approval of the Plan and against approval of the contribution to the charitable foundation. Without sufficient favorable votes, we cannot proceed with the conversion and related stock offering.

Q.	How do I vote?

A.

Mark your vote, sign each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or by telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.

Depositors at the close of business on April 30, 2021 are entitled to one vote for each $100 or fraction thereof on deposit. However, no depositor may cast more than 1,000 votes per account registration. For security purposes, Proxy

Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit account on April 30, 2021, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The name(s) reflect the title of your deposit account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND

PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.

New Cullman is offering for sale between [min shares] and [max shares] shares of common stock at $10.00 per share, subject to increase to [s-max shares] shares. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of New Cullman common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Cullman Savings Bank with aggregate balances of at least $50 at the close of business on January 31, 2020;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Cullman Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2021; and

Priority #4 — Depositors of Cullman Savings Bank at the close of business on April 30, 2021.

Shares not sold in the Subscription Offering may be offered for sale to the general public through a community offering.

Q.

I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No. Subscription rights are non-transferable! Only those persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. Subject to limited exceptions, to preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription Offering?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to our Stock Information Center, which is located at Cullman Savings Bank’s main office located at 316 Second Avenue, SW, Cullman, Alabama, or by mail using the Stock Order Reply Envelope provided. You may not hand-deliver Stock Order Forms to our other offices.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 4:30 p.m., Central Time, on [June     , 2021.] Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to Cullman Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Cullman Savings Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Cullman Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Cullman Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at [    %] per annum from the date your payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Cullman Savings Bank deposit account(s), your funds will continue earning interest within the account(s) at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	How many shares may I subscribe for?

A.

The minimum order is 25 shares ($250). Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Cullman Savings Bank individual retirement account (“IRA”) to purchase shares?

A.

You may be able to use funds currently held in retirement accounts with Cullman Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Cullman Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the [June     , 2021] offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	Can I subscribe for shares and add someone who is not on my account to my stock registration?

A.

Generally, you may not add the name(s) of anyone to your stock order who is not a joint owner of your account(s) or who does not have the same subscription priority as you. Call our Stock Information Center if you have any questions regarding completing your Stock Order Form.

Q.	May I use a loan from Cullman Savings Bank to pay for shares?

A.

No. Cullman Savings Bank, by regulation, may not extend a loan for the purchase of New Cullman common stock during the offering. Similarly, you may not use Cullman Savings Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.

No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond [June     , 2021], or the number of shares of common stock to be sold is increased to more than [s-max shares] shares or decreased to less than [min shares] shares.

Q.	Are directors and executive officers of Cullman Savings Bank planning to purchase stock?

A.	Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of [ ] shares ([ ] million).

Q.	Will the stock be insured?

A.	No. Like any common stock, New Cullman’s common stock will not be insured.
Q.	Will dividends be paid on the stock?

A.

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

Q.	How will New Cullman shares trade?

A.

Upon completion of the conversion and offering, New Cullman shares will replace the existing shares of Cullman Bancorp and will trade on the Nasdaq Capital Market under the symbol “CULL.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell New Cullman shares in the future.

Q.	If I purchase shares during the Subscription Offering, when will I receive my shares?

A.

All shares of New Cullman common stock sold in the Subscription Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.

The outstanding shares of Cullman Bancorp common stock held by public stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of New Cullman common stock. The number of shares of New Cullman common stock to be received by existing public stockholders will depend on the number of shares sold in the offering. Although the shares of New Cullman common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares.

Your ability to sell the shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center at [1-(XXX) XXX-XXXX], from 10:00 a.m. to 4:30 p.m. Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the proxy card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement proxy card.

You may vote by mail using the enclosed envelope, or by following the telephone or Internet voting instructions on the proxy card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION AND “FOR” APPROVAL OF THE CONTIBUTION TO THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE OFFERING.

THE PLAN OF CONVERSION AND REORGANIZATION WILL

NOT RESULT IN CHANGES TO BANK STAFF, MANAGEMENT

OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT

ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC,

UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each proxy card received. None are duplicates!

QUESTIONS?

Please call our Information Center at [1-(XXX) XXX-XXXX]

from 10:00 a.m. to 4:30 p.m. Central Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that as of this mailing you had not voted the proxy card(s)

we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

AGAINST APPROVAL OF THE PLAN OF CONVERSION AND

REORGANIZATION AND AGAINST APPROVAL OF THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

Your Board of Directors urges you to vote “FOR” the proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE OFFERING,

NOR DOES IT AFFECT YOUR CULLMAN SAVINGS BANK

DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each proxy card received. None are duplicates!

QUESTIONS?

Please call our Information Center at [1-(XXX) XXX-XXXX]

from 10:00 a.m. to 4:30 p.m. Central Time, Monday through Friday,

except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

(THE “PLAN”) AND AGAINST APPROVAL OF THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

In order to implement the Plan and establish and contribute to the charitable foundation we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement proxy card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each proxy card received. None are duplicates!

Please note: Voting for approval of the Plan and approval of the contribution to the charitable foundation will not affect your deposit accounts or loans at Cullman Savings Bank. Deposit accounts will continue to be insured by the FDIC up to the maximum legal limits. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center at [1-(XXX) XXX-XXXX]

from 10:00 a.m. to 4:30 p.m. Central Time, Monday through Friday,

except bank holidays.

PG3

STOCK ORDER FORM	SEND OVERNIGHT PACKAGES TO: Stock Information Center Cullman Savings Bank 316 Second Avenue, SW Cullman, Alabama 35055 (XXX) XXX-XXXX

Deadline: The Subscription Offering ends at 4:30 p.m., Central Time, on June     , 2021. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders may be submitted by overnight or in-person delivery to our Stock Information Center, which is located at Cullman Savings Bank’s main office located at 316 Second Avenue, SW, Cullman, Alabama, or by mail using the Stock Order Reply Envelope provided.    Faxes or copies of this form may not be accepted. Cullman Bancorp, Inc. reserves the right to accept or reject improperly completed stock order forms. PLEASE PRINT CLEARLY AND COMPLETE ALL AREAS. – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM.

(1) Number of Shares		(2) Total Amount Due	THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 25,000 shares ($250,000). Also, no person of entity, together with an associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000).
	Price Per Share X $10.00 =	$

(3a) Method of Payment – Check or Money Order Enclosed is a personal check, bank check or money order made payable to Cullman Bancorp, Inc. in the amount of:	$
Checks will be cashed upon receipt.

(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY

The undersigned authorizes withdrawal from the Cullman Savings Bank account(s) listed below. There will be no early withdrawal penalty applicable for withdrawals authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRAs or accounts with check-writing privileges may NOT be listed for withdrawal below.

Account Number(s) (Certificates or Savings Accounts Only)		Withdrawal Amount(s)
$
$
$
$
$
Total Withdrawal Amount		$

(4) Purchaser Priority

Subscription Offering

a)

Eligible Account Holders – Depositors of Cullman Savings Bank with aggregate deposit account balances of $50 or more at the close of business on January 31, 2020. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on this date.

b)

Supplemental Eligible Account Holders – Depositors of Cullman Savings Bank with aggregate deposit account balances of $50 or more at the close of business on March 31, 2021 who are not Eligible Account Holders. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on this date.

c)

Other Members – Depositors of Cullman Savings Bank at the close of business on April 30, 2021 who are not Eligible Account Holders or Supplemental Eligible Account Holders. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on this date.

Community Offering

d)	Local Community – Natural persons (including trusts of natural persons) residing in Cullman County, Alabama.

e)	General Public – Check here if none of the above priorities apply to you.

(5) Management/Employee/Family Member: Check if you are a Cullman Savings Bank, MHC, Cullman Savings Bank, or Cullman Bancorp, Inc.:

Director, Officer, Employee, or Immediate family member, as defined in the Stock Order Form Instructions.

(6) Maximum Purchaser Identification:

Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert:

Check here if you, or any associates or persons acting in concert with you (as defined in the Prospectus dated [                    ]), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or persons acting in concert with you. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS.

Name(s) listed in section 8 on other order forms	Shares Ordered	Name(s) listed in section 8 on other order forms	Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely:

The stock ownership statement and all correspondence related to this stock order will be mailed to the address provided below. Do not include below the name(s) of any persons who do not have the same Purchaser Priority (section 4 above) as you. Check only one box below. See the Stock Order Form Instructions for further details.

Individual Joint Tenants Tenants in Common Corporation (include Tax ID and name of corporation only) Partnership (include Tax ID and name of partnership only)

Individual Retirement Account (include Tax ID of custodian and SS# of owner) Uniform Transfers to Minors Act (include SS# of minor only) Trust Under Agreement Dated

Name				SS# or Tax ID#
Name				SS# or Tax ID#
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: List below any accounts that you had Cullman Savings Bank as of the date associated with your selection in section 4 above. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Names on Accounts	Account Numbers

(10) Acknowledgement, Certification and Signature:

I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by Cullman Bancorp, Inc. (not postmarked) no later than 4:30 pm, Central Time, on June     , 2021 otherwise this form and all of my subscription rights will be void. (continued on reverse) SEE THE STOCK ORDER FORM INSTRUCTIONS FOR STOCK ORDER DELIVERY OPTIONS.

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

Internal Use Only: Date Rec’d Check# $ Check# $ Batch# Order # Priority

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by Cullman Bancorp, Inc. this Stock Order Form may not be modified or cancelled without the consent of Cullman Bancorp, Inc., and that if withdrawal from a deposit account has been authorized the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that: 1) I am purchasing shares solely for my account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, 2) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and 3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of [$250,000] for any person, or [$500,000] for any person together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and Reorganization and the Prospectus dated [                    ].

Subscription rights pertain to those eligible to place orders in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CULLMAN SAVINGS BANK, MHC, CULLMAN BANCORP, INC., OR CULLMAN SAVINGS BANK OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock of Cullman Bancorp, Inc. I received the Prospectus dated [                    ] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on PAGE [    ] which risks include but are not limited to the following:

Risks Related to Our Business

TBD

Cullman Bancorp, Inc. Stock Order Form Instructions

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Number of Shares and Total Amount Due - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined. For additional information, see “The Conversion and Offering – Additional Limitations on Common Stock Purchases” in the Prospectus dated [                    ].

Item 3a – Payment by Check - Payment for shares may be made by personal check, bank check or money order payable to Cullman Bancorp, Inc. DO NOT MAIL CASH. Funds received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Cullman Savings Bank and will earn interest at [    %] per annum from the date payment is processed until the offering is completed or terminated.

Item 3b – Payment by Account Withdrawal - To pay by withdrawal from a savings account or certificate of deposit at Cullman Savings Bank, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Cullman Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and will earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Purchaser Priority - Check the appropriate box to tell us the earlier of the three dates that applies to you and any others subscribing for shares with this order form. If boxes a, b and c do not apply to you, then check the Local Community or General Public box, as appropriate.

Item 5 – Management/Employee/Family Member - Check the appropriate box if you are a Cullman Savings Bank, MHC, Cullman Bancorp, Inc., or Cullman Savings Bank: director, officer, employee, or immediate family member. “Immediate Family” includes the spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Item 6 – Maximum Purchase - Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares in the event maximum purchase limitations are increased.

Item 7 – Associates/Acting in Concert - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. The term “associate” of a person means: 1) any corporation or organization, other than Cullman Savings Bank, MHC, Cullman Bancorp, Inc., or Cullman Savings Bank, or a subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; 2) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the stock offering and the sale of common stock following the reorganization, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; or 3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Cullman Savings Bank, MHC, Cullman Bancorp, Inc., or Cullman Savings Bank or a subsidiary thereof. The term “acting in concert” means: 1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or 2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. In the Prospectus dated [                    ], please see the section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – Stock Registration - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Cullman Bancorp, Inc. common stock. See below and the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at [(XXX) XXX-XXXX]. Subscription rights are not transferable. If you are an Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member, as defined in the Prospectus, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder’s names.

(Continued on reverse side)	Side 1

Cullman Bancorp, Inc. Stock Order Form Instructions

Please check only the one box which corresponds to the ownership desired.

Individual – The stock is to be registered in one individual’s name only. Provide only this individual’s information.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All owners must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common will also identify two or more owners. However, when stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA, or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Cullman Savings Bank. The stock cannot be held in a Cullman Savings Bank Individual Retirement Account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner. IRA Registration:

Name Line 1 – list the name of the custodian/brokerage firm holding your IRA, followed by “CUST”.

Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #            ].

Address will be that of the brokerage/trust department to where the ownership statement will be sent.

Include both the Tax I.D. Number of the custodian as well as your personal Social Security Number.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act (“UTMA”) – For residents of Alabama and many states, stock may be held in the name of a custodian For the Benefit Of (“FBO”) a minor under the state’s Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with an adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated. UTMA Registration:

Name Line 1: print the name of the custodian followed by the abbreviation CUST

Name Line 2: FBO “name of the minor”, followed by UTMA- AL (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and partnerships may purchase stock. Please provide the corporation or partnership’s legal name and Tax I.D. Number. To have subscription rights within a customer priority, the corporation or partnership must have an account in its legal name and Tax I.D. Number. Please contact the Stock Information Center to verify customer rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity. To have subscription rights within a customer priority, the fiduciary or trust must have an account in its legal name and Tax I.D. Number. Please contact the Stock Information Center to verify customer rights and purchase limitations. Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – Qualifying Accounts - List all qualifying accounts that you had with Cullman Savings Bank as of the date corresponding to the box checked in Item 4. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earlier of the three dates that you were a qualifying customer of Cullman Savings Bank. Similarly, if you are ordering stock jointly with another customer, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had a qualifying account as of the date corresponding to the box checked in Item 4, and you should list only their account number(s). If you are ordering stock as a corporation, partnership or other legal business entity, you need to list just that entity’s account number(s), as your individual account number(s) do not qualify. Failure to list all of your qualifying account numbers may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Item 10 – Acknowledgment, Certification, and Signature - Sign and date the form where indicated. Before you sign please carefully review the information you have provided and read the acknowledgement and both sides of the Stock Order Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [                    ] carefully before making an investment decision.

Side 2

CULLMAN SAVINGS BANK, MHC Please vote by marking one of the boxes as shown.			REVOCABLE PROXY CONTROL NUMBER
1. The approval of the plan of conversion and reorganization	FOR	AGAINST

2. The approval of a new charitable foundation.	FOR	AGAINST

The undersigned acknowledges receipt, before the execution of this proxy, of the Notice of Special Meeting of Members, the MHC’s proxy statement for the Special Meeting of Members, and Cullman Bancorp, Inc.’s prospectus.

Signature Date

NOTE: Only one signature is required in the case of a joint deposit account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN, AND RETURN ALL CARDS IN THE ENCLOSED PROXY RETURN ENVELOPE. NONE ARE DUPLICATES.

DETACH HERE

WHAT Am I Voting For?

We are counting on you to cast your vote “FOR” the approval of the plan of conversion and reorganization, and “FOR” approval of the contribution to the new charitable foundation.

WHY Vote?

Because your vote makes a difference. As a valued customer, your vote is important to us. The proposals require the approval of our members. Your vote “FOR” will help us support our future growth, enhance our capital position, improve the trading liquidity of our shares of common stock, and transition Cullman Savings Bank to a more familiar and flexible holding company structure. We value your relationship and continued support of Cullman Savings Bank and are asking you to help us meet our goal by voting today.

HOW Do I Vote?

1 of 3 ways. Please have your control number(s) ready when voting by telephone or internet.

PROXY VOTING INSTRUCTIONS

By Mail RETURN ENVELOPE	By Phone [TBD]	By Internet Proxypush.com/Cullman
PROXY CARDS CAN BE RETURNED IN ONE ENVELOPE.	IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL.

THANK YOU For Your Vote.

If you have more than one account, you may receive more than one proxy card depending on the ownership structure of your accounts. Please support us and vote all proxy cards received.

CULLMAN SAVINGS BANK, MHC	REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CULLMAN SAVINGS BANK, MHC

SPECIAL MEETING OF MEMBERS TO BE HELD ON [JUNE             , 2021]

The undersigned hereby appoints the full Board of Directors of Cullman Savings Bank, MHC, with full powers of substitution, to act as attorneys and proxies for the undersigned to cast such votes as the undersigned may be entitled to cast at the Special Meeting of Members (the “Special Meeting”) to be held at the main office of Cullman Savings Bank, 316 Second Avenue, SW, Cullman, Alabama and at any and all adjournments thereof, as follows, in accordance with the instructions on the reverse side hereof:

1.  The approval of a plan of conversion and reorganization whereby Cullman Savings Bank, MHC will convert, and Cullman Bancorp, Inc. will reorganize, from the mutual holding company structure to the stock holding company structure, as described in more detail in the accompanying proxy statement.

2.  The approval of a contribution to a new charitable foundation that we will establish in connection with the conversion and reorganization of cash in the amount of $100,000 and shares of common stock equal to 2% of the common stock to be sold in connection with the conversion and reorganization.

Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote virtually during the Special Meeting, or at any adjournments, and notifies the Secretary of Cullman Savings Bank, MHC at the Special Meeting of the undersigned’s decision to terminate this proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE PROPOSALS STATED ABOVE.

IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND “FOR” THE APPROVAL OF THE CONTRIBUTION TO THE CHARITABLE FOUNDATION.

(Continued on reverse side)

DETACH HERE

WHY Convert?

The plan of conversion and reorganization will provide us with access to additional capital, which will provide us the financial strength to better serve our customers and support our future growth and expansion.

WHAT Will Change?

The conversion is an internal change to our corporate structure and will have no effect on the staffing, products or services we offer to our customers. Voting will not affect your deposit accounts or loans. Deposit accounts will continue to be federally insured.

We appreciate your vote and your continued support of Cullman Savings Bank.

Please support us and vote all proxy cards received.